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LANDRY’S RESTAURANTS, INC. TO PRESENT AT UPCOMING CONFERENCES

Houston, Texas (MAY 20, 2004)

Landry’s Restaurants, Inc. (NYSE: LNY – News), the second largest operator of casual dining seafood restaurants, will be presenting at the following upcoming conferences:

•	SunTrust Robinson Humphrey’s 33rd Annual Institutional Conference, May 26th at 8:45 AM CDT in Atlanta, GA. The following is the link to hear the live webcast on the internet:https://www.suntrustrh.com/ConferencesEvents/conferencedetails.asp?cid=18

•	Thomas Weisel Partners Growth Forum 6.0 Conference, June 15th at 4:55 PM CDT in Laguna, CA. The following is the link to hear the live webcast on the internet:http://www.veracast.com/webcasts/twp/growth-forum-2004/16211214.cfm

You may also locate the above listed webcasts live on the Landry’s Restaurants, Inc. website (www.landrysrestaurants.com), in the Investor Relations section. The archived version of the web cast will be available for two weeks following the presentation.